Exhibit 4.4

SIXTH SUPPLEMENTAL INDENTURE

THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of December 9, 2016 (this “Supplemental Indenture”), is among Tyco International Finance S.A., a Luxembourg public limited liability company (the “Company”), Johnson Controls International plc (formerly named Tyco International plc), an Irish public limited company (“Parent”), Tyco Fire & Security Finance S.C.A., a Luxembourg partnership limited by shares (“Tyco SCA”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).

WHEREAS, the Company, as issuer, and the Trustee are party to that certain Indenture, dated as of January 9, 2009 (the “Base Indenture” and as amended, supplemented or otherwise modified on or prior to the date hereof, the “Indenture”);

WHEREAS, the Company, as issuer, executed and delivered the Fourth Supplemental Indenture, dated as of January 12, 2011 (the “Fourth Supplemental Indenture”), among the Company, Tyco International Ltd., a Swiss company (“Tyco Ltd”), as parent, and the Trustee, to provide for the issuance of the Company’s 3.750% Notes due 2018 (the “3.750% Notes”), which were guaranteed by Tyco Ltd;

WHEREAS, the Company, as issuer, executed and delivered the Fifth Supplemental Indenture, dated as of January 12, 2011 (the “Fifth Supplemental Indenture”), among the Company, Tyco Ltd, as parent, and the Trustee, to provide for the issuance of the Company’s 4.625% Notes due 2023 (the “4.625% Notes” and together with the 3.750% Notes, the “Notes”), which were guaranteed by Tyco Ltd;

WHEREAS, the Company executed and delivered the Supplemental Indenture 2014-1, dated as of November 17, 2014 (the “2014 Supplemental Indenture”), among the Company, Parent, Tyco SCA, Tyco Ltd and the Trustee, pursuant to which Parent and Tyco SCA fully and unconditionally guaranteed the due and punctual payment of the principal of, premium, if any, and interest on the Notes, and Tyco Ltd was discharged from all obligations and covenants under the Indenture, the Notes and any guarantees;

WHEREAS, Section 9.02 of the Base Indenture provides that the Indenture may be amended with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series at the time Outstanding affected by such supplemental indenture (the “Requisite Consents”), subject to certain exceptions specified in Section 9.02 of the Base Indenture;

WHEREAS, Parent, the indirect parent of the Company, has solicited consents (the “Consent Solicitation”) from eligible Holders of the Notes to certain proposed amendments to the Indenture as set forth herein (the “Proposed Amendments”), pursuant to the terms of Parent’s Prospectus on Form S-4 as filed with the Securities and Exchange Commission on December 8, 2016 (the “Prospectus”);

WHEREAS, pursuant to the Consent Solicitation the Requisite Consents for the adoption of the Proposed Amendments have been obtained, and entry into this Supplemental Indenture is authorized or permitted by, and conforms to, the terms of Article IX of the Indenture, all as certified by an Officer’s Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture;

WHEREAS, the Company desires and has requested the Trustee to join with it in entering into this Supplemental Indenture for the purpose of amending the Indenture to adopt the Proposed Amendments as permitted by Section 9.02 of the Base Indenture; and

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by Board Resolutions by each of the Company, Parent and Tyco SCA;

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

SECTION 1.                         Capitalized Terms.  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2.                         Proposed Amendments.  Subject to Section 5 below, the Indenture is hereby amended by deleting the following sections of the Indenture in their entirety:

Section 1.3(1) of the Fourth Supplemental and Fifth Supplemental Indenture	(Limitation on Liens)

Section 1.3(2) of the Fourth Supplemental Indenture and Fifth Supplemental Indenture	(Limitation on Sale/Leaseback Transactions)

Section 1.3(3) of the Fourth Supplemental Indenture and Fifth Supplemental Indenture	(Change of Control Triggering Event)

Section 10.01 of the Base Indenture	(Consolidation, Merger and Sale of Assets)

Section 1.4 of the Fourth Supplemental Indenture and Fifth Supplemental Indenture	(rights in respect of defaults in payment, and cross-acceleration, of other material indebtedness)

Section 6.01(a)(5) of the Base Indenture	(Events of Default with respect to Guarantees)

Article XV of the Base Indenture	(Guarantees)

Section 16 of the Global Securities	(Guarantees)

Section 6 of the Global Securities	(Change of Control Triggering Event)

Section 1.1 of the 2014 Supplemental Indenture	(Guarantee by Tyco SCA)

Section 1.2 of the 2014 Supplemental Indenture	(Guarantee by Parent)

Parent and Tyco SCA shall have no further obligations under the Indenture and the Notes.

Any and all references to any Sections of the Indenture or Global Securities which are deleted by any Section of this Supplemental Indenture and any and all obligations thereunder related solely to such deleted Sections throughout the Indenture or Global Securities are of no further force or effect.  Any and all terms defined in the Indenture or Global Securities which are used in any Sections of the Indenture or Global Securities which are deleted by any Section of this Supplemental Indenture and which are not otherwise used in any other Section of the Indenture or Global Securities not affected by this Supplemental Indenture are hereby deleted.  By consenting to the Proposed Amendments, each Holder of the Notes will be deemed to have waived any default, event of default or other consequence under the Indenture for failure to comply with the terms of the provisions identified in this Section 2 (whether before or after the date hereof).

SECTION 3.                               Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.                               Successors.  All agreements by the parties in this Supplemental Indenture shall bind their respective successors.

SECTION 5.                               Effectiveness.  This Supplemental Indenture shall become effective upon execution by all parties hereto.  The Proposed Amendments shall become effective on the Settlement Date (as defined in the Prospectus).

SECTION 6.                               Endorsement and Change of Form of Notes.  Any Notes authenticated and delivered after the close of business on the date that the provisions of Section 2 of this Supplemental Indenture become effective may be affixed to, stamped, imprinted or otherwise legended by the Trustee, with a notation as follows:

“Effective as of [       ], 201[6], substantially all of the restrictive covenants in the Indenture have been eliminated, certain of the Events of Default have been eliminated, the Guarantees (as defined in the Prospectus) have been released and certain other provisions have been eliminated or modified, as provided in the Supplemental Indenture, dated as of [       ], 201[6].  Reference is hereby made to said Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

SECTION 7.                               Ratification of Indenture; Supplemental Indenture Part of Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  Subject to Section 13.08 of the Base Indenture, in the case of conflict between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

SECTION 8.                               Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE

STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

SECTION 9.                               Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 10.                        Effect of Headings. The Section headings herein have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.                        Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

TYCO INTERNATIONAL FINANCE S.A.

By:	/s/ Peter Schieser
Name:	Peter Schieser
Title:	Managing Director

TYCO FIRE & SECURITY FINANCE S.C.A.
By: TYCO FIRE & SECURITY S.A R.L., its general partner

By:	/s/ Peter Schieser
Name:	Peter Schieser
Title:	Manager

JOHNSON CONTROLS INTERNATIONAL PLC

By:	/s/ Brian J. Stief
Name:	Brian J. Stief
Title:	Executive Vice President and Chief Executive Officer

By:	/s/ Frank A. Voltolina
Name:	Frank A. Voltolina
Title:	Vice President and Treasurer

[Signature Page to Supplemental Indenture — TIFSA 2009]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

By:	/s/ Li Jiang
	Name:	Li Jiang
	Title:	Vice President

[Signature Page to Supplemental Indenture — TIFSA 2009]